Exhibit 2.3

Confidential

JOINDER AGREEMENT TO

SHARE PURCHASE AGREEMENT

This Joinder Agreement (this “Joinder”) is dated as of, and effective upon, the date first set forth on the Holder’s (as defined below) signature page hereto and is entered into by and among DoorDash, Inc., a Delaware corporation (“Acquiror”), Wolt Enterprises Oy (business identity code 2646674-9), a limited liability company organized and existing under the laws of Finland (the “Company”), the representative of the Securityholders (the “Securityholder Representative”), which position has initially been held by Mikko Kuusi who may be replaced as the Securityholder Representative in accordance with the Share Purchase Agreement (as defined below), and the undersigned holder (“Holder”) of shares of capital stock of the Company or shares of common stock of the Company issued or issuable pursuant to a Pending Exercise.

Reference is made to the Share Purchase Agreement, dated November 9, 2021 (as amended on April 9, 2022 and as may be amended from time to time pursuant to the terms thereof, the “Share Purchase Agreement”), by and among Acquiror, the Company, the Securityholder Representative and the other parties thereto. Capitalized terms used in this Joinder and not otherwise defined herein have the meanings ascribed to such terms in the Share Purchase Agreement. Holder acknowledges and agrees that it has received, has had a reasonable opportunity to review and has reviewed, a copy of the Share Purchase Agreement.

Pursuant to and effective upon the execution of this Joinder, Holder is hereby added as a party to the Share Purchase Agreement as a “Seller” thereunder in the same manner and capacity as if Holder was an original party to the Share Purchase Agreement. In furtherance of the foregoing, Holder hereby (a) represents, warrants and makes, as of the date hereof and as of the Closing, all of the representations and warranties of a Seller set forth in the Share Purchase Agreement and (b) becomes a party to the Share Purchase Agreement as a Seller and agrees that Holder is, and shall be, bound by all covenants, obligations and agreements applicable to a Seller set forth in the Share Purchase Agreement (including, without limitation, the provisions of the Share Purchase Agreement with respect to the sale and cancellation of Holder’s Equity Interests in the Company, the calculation and allocation of the consideration payable to each Seller with respect to such sale and any adjustments thereto, the indemnification obligations of the Indemnifying Parties and the appointment of the Securityholder Representative), in each case expressly subject to the terms and conditions set forth in the Share Purchase Agreement, as if Holder was an original party thereto.

By executing this Joinder, Holder hereby acknowledges, accepts and consents to (a) Mikko Kuusi’s resignation as the Securityholder Representative and (b) the appointment of Shareholder Representative Services LLC, a Colorado limited liability company (together with any successor thereto, “SRS”) as the Securityholder Representative under the Share Purchase Agreement, which consents in the foregoing clauses (a) and (b) shall be effective immediately upon the last to occur of Mikko Kuusi’s resignation as Securityholder Representative and the requisite approval of Sellers holding the necessary Pro Rata Portions as required by Section 11.1(a) of the Share Purchase Agreement, provided that such appointment complies with Section 11.1 of the Share Purchase Agreement (the time of such approval, the “Replacement Effective Time”). By executing and delivering this Joinder, Holder shall be deemed to have executed and delivered the Share Purchase Agreement for all intents and purposes as if Holder were an original signatory thereto. Holder hereby agrees to be bound by the indemnification and exculpation provisions in favor of the Securityholder Representative in Section 11.1(b) of the Share Purchase Agreement. Holder hereby agrees that, effective as of the Replacement Effective Time, Shareholder Representative Services LLC is a third-party beneficiary of this Joinder entitled to enforce the terms hereof.

Holder represents and warrants to Acquiror, as of the date hereof, that Annex A attached hereto lists all of Holder’s Equity Interests in the Company. Notwithstanding anything in this Joinder or the Share Purchase Agreement to the contrary, it is hereby agreed and acknowledged that Holder, to the extent it, he or she would become a party to the Share Purchase Agreement solely as a result of the Drag-Along Exercise (unless Holder is, for the avoidance of doubt, a Supporting Stockholder), shall not be considered to have made any representation or warranty in the Share Purchase Agreement, or be bound by any restrictive covenant, obligation or agreement set forth in the Share Purchase Agreement, to the extent that making any such representation or warranty or being bound by any such restrictive covenant, obligation or agreement would cause any of the Drag Conditions (as defined in each of the Company Stockholder Agreements) not to be satisfied with respect to Holder and the Purchase.

Holder acknowledges and agrees that, upon execution of this Joinder, Acquiror, the Company and the Securityholder Representative shall be entitled to enforce, and seek remedies under, the Share Purchase Agreement against Holder in its capacity as a Seller on the terms and subject to the conditions set forth in the Share Purchase Agreement. Sections 12.10, 12.11, and 12.12 of the Share Purchase Agreement are hereby incorporated by reference and, subject to the terms hereof, shall apply as if fully set forth herein mutatis mutandis. Acquiror, the Company, the Securityholder Representative and Holder agree that the Share Purchase Agreement shall remain in full force and effect in accordance with its terms (unless the Share Purchase Agreement is terminated in accordance with the termination provisions of Article IX, in which such event this Joinder shall be void and of no further force and effect, subject to Section 9.2 of the Share Purchase Agreement).

Further to the above, the Holder hereby waives and undertakes not to exercise any pre-emptive rights, redemption rights or rights of first refusal under (i) the Amended and Restated Minority Shareholders’ Agreement dated December 30, 2020 relating to the Company (the “Minority SHA”), (ii) the Amended and Restated Shareholders’ Agreement dated December, 30 2020 relating to the Company (the “Majority SHA” and, together with the Minority SHA, the “SHAs”), as applicable and (iii) the articles of association of the Company (the “Articles”), in each case, arising in connection with the Purchase or any other transactions contemplated by the Share Purchase Agreement or otherwise (whether such rights are held as of the date of this Joinder or in the future), except for a redemption of shares of Company Capital Stock (A) pursuant to Section 13.2 of the Minority SHA, or (B) subject to the consent of Acquiror, in connection with any attempted redemption relating to the Purchase; provided, however, that the waivers and undertakings in the foregoing paragraph shall become void and have no effect if the Share Purchase Agreement is terminated at any time prior to Closing in accordance with the provisions of Article IX thereof.

Without limiting the foregoing, the Holder (a) waives and undertakes not to use its right to exercise or use any Company Options for subscription of Company Capital Stock under the SHAs or any Terms and Conditions of Stock Options of the Company (or other documentation governing the terms of the Company

Options held by the Holder) (the “Option Terms”); provided, that the waiver and undertaking in this clause (a) shall not prevent the Holder from exercising or using any Company Options for subscription of Company Capital Stock with respect to which the Holder has, prior to the date hereof, delivered to the Company a notice setting out the exact number of Company Options the Holder is willing to exercise and use for subscription of Company Capital Stock prior to Closing (b) waives any rights of a Called Shareholder (as defined in the SHAs) under the Drag-Along Provisions (including without limitation any rights to receive any Drag Along Notice (as defined in the SHAs)), (c) waives its rights to receive notices regarding the right to exercise or use the Company Options under the Option Terms and/or the SHAs and any Tag Along Notice (as defined in the SHAs) and (d) authorizes the Securityholder Representative to receive any and all notices under the Option Terms and/or the SHAs on the Holder’s behalf; provided, however, that in the case of each of the foregoing clauses (a) through (d), the above waivers, undertakings and authorizations shall (i) become void and have no effect if the Share Purchase Agreement is terminated in accordance with the provisions of Article IX thereof at any time prior to Closing and (ii) not be deemed to have been given by a Holder which becomes a Seller under the Share Purchase Agreement solely as a result of the Drag-Along Exercise.

This Joinder may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Copies of signed signature pages delivered by electronic transmission in .PDF format or by facsimile will be deemed to be binding originals.

If this Joinder is signed by PDF, electronic signature or otherwise (regardless of whether such signature meets the requirements for qualified electronic signature under Regulation No. 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market, the requirements under the Swiss Statute of Electronic Signatures of 18 March 2016 (Bundesgesetz über die elektronische Signatur) (as amended) or other or similar electronic signature requirements), the Holder hereby unconditionally agrees and confirms that such signing (including signing via DocuSign platform or a similar or equivalent method) of this Joinder shall constitute due execution and delivery of this Joinder (and shall constitute the Holder’s due execution and delivery of the Share Purchase Agreement), and that any such .PDF, electronic signature or other non-handwritten signature shall have the equivalent legal effect of a handwritten signature.

The parties hereto agree that in the event of any breach or threatened breach by the other party or parties hereto of any covenant, obligation or other agreement set forth in this Joinder (or the Share Purchase Agreement), each party shall be entitled to seek a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach. For the purposes of obtaining the rights under this paragraph (in addition to the rights Acquiror may have under applicable law, the Share Purchase Agreement, the Equity Transfer Agreement or any other Related Agreement), Acquiror shall be entitled to commence and pursue proceedings in any court with jurisdiction over Holder or Holder’s assets. In the event that any provision of this Joinder or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Joinder will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Joinder with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of the date set forth on the Holder’s signature page below.

ACQUIROR

DOORDASH, INC.

By:
Name:
Title:

COMPANY

WOLT ENTERPRISES OY

By:
Name:
Title:

SECURITYHOLDER REPRESENTATIVE

MIKKO KUUSI

By:
Name:
Title:

[Signature Page to the Joinder Agreement]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of the date set forth below.

HOLDER: Holder full name:______________________________________________________________________________

Signature:____________________________________________________________________________________
(Signature of Holder)

Name:_______________________________________________________________________________________
(Please Print)

Title:________________________________________________________________________________________

Address:_____________________________________________________________________________________

ID number or personal identification code (if relevant):__________________________________________________________________________________

Date:_______________________________________________________________________________________

ADDITIONAL SIGNERS (IF APPLICABLE):

Sign Here:___________________________________________________________________________________
(Signature of Holder)

Name:______________________________________________________________________________________
(Please Print)

Title:_______________________________________________________________________________________

Date:_______________________________________________________________________________________

ADDITIONAL SIGNERS (IF APPLICABLE)

Sign Here:___________________________________________________________________________________
(Signature of Holder)

Name:______________________________________________________________________________________
(Please Print)

Title:_______________________________________________________________________________________

Date:_______________________________________________________________________________________

[Signature Page to the Joinder Agreement]

Annex A

Equity Interest	Quantity